UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) June 3, 2006
Laserscope
(Exact name of registrant as specified in its charter)

California (State or Other Jurisdiction of Incorporation)	000-18053 (Commission File Number)	77-0049527 (IRS Employer Identification No.)

3070 Orchard Drive San Jose, CA (Address of Principal Executive Offices)	95134-2011 (Zip Code)
(408) 943-0636
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 10.1
EXHIBIT 99.1
EXHIBIT 99.2

Item 1.01. Entry into a Material Definitive Agreement
Merger Agreement
     On June 3, 2006, Laserscope, a California corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with American Medical Systems Holdings, Inc., a Delaware corporation (“Parent”), and Kermit Merger Corp., a California corporation and indirect wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Merger Sub will commence a cash tender offer (the “Offer”) for all of the issued and outstanding shares of the Company’s common stock, at a purchase price of $31.00 per share (the “Offer Price”). As soon as practicable after the consummation of the Offer, Merger Sub will merge with and into the Company (the “Merger”) and the Company will become an indirect wholly owned subsidiary of Parent. At the effective time of the Merger, each share of Company common stock then outstanding (other than shares that are owned by the Company, Parent or Merger Sub and shares held by shareholders who have properly exercised dissenters’ rights under the California General Corporation Law) will be converted into the right to receive a cash amount equal to the Offer Price, without interest.
     Any options to purchase shares of the Company’s common stock that remain outstanding immediately prior to the Merger will become fully vested and will be automatically cancelled upon completion of the Merger, whereupon the holders thereof will be entitled to a per share cash amount equal to the positive difference, if any, between the Offer Price and the exercise price applicable to the options.
     Consummation of the Offer is conditioned upon there being validly tendered and not withdrawn at expiration of the Offer of at least 90% (the “Minimum Condition”) of the Company’s “fully diluted shares” (as defined in the Merger Agreement). If the Minimum Condition is satisfied, Parent can complete the Merger as a short-form merger under applicable state corporate law.
     If the Minimum Condition is not satisfied at the expiration of the initial offer period of 20 business days, Merger Sub and the Company each have a one time right to extend the offer period for up to 10 business days so long as at least 70% of the Company’s fully diluted shares have been tendered and not withdrawn, in the case of Merger Sub’s right, and at least 35% or 70% of the Company’s fully diluted shares have been tendered and not withdrawn, in the case of the Company’s right. In addition, if immediately prior to the expiration of the initial offer period, or any permitted or required extension thereof, an unsolicited third party acquisition proposal has been made and remains pending, Merger Sub and the Company each have an additional one time right to extend the offer period for up to 10 additional business days. Finally, if any of the other conditions to the Offer specified in the Merger Agreement exists immediately prior to the expiration of the offer period, Merger Sub is required to continue to extend the offer period until the earlier of the removal or waiver of all such other offer conditions or the termination of the Merger Agreement.
     In order to facilitate the satisfaction of the Minimum Condition, as part of the Merger Agreement, the Company granted Merger Sub an irrevocable option to purchase the number of newly-issued shares of Company common stock that, when added to the number of shares of Company common stock owned by Merger Sub following completion of the Offer, results in Merger Sub owning 90% of the Company’s fully diluted shares (the “Top-Up Option”). However, the number of shares of Company common stock subject to the Top-Up Option is limited to the number of shares of Company common stock authorized and available for issuance and, in any event, cannot exceed 19.9% of the total shares of Company common stock outstanding immediately prior to the issuance (collectively, the “Top-Up Limitations”).
     If, at the expiration of the initial offer period or any extension thereof permitted or required by the Merger Agreement, the Minimum Condition is not satisfied but at least 49.9% of the Company’s fully diluted shares have been tendered and not withdrawn, then the Company has the right to require Merger Sub to exercise the Top-Up Option, but only to the extent that doing so, after giving effect to the Top-Up Limitations, would result in Merger Sub owning 90% of the Company’s fully diluted shares. In such event, Merger Sub would be obligated to reduce the Minimum Condition to the percentage of the Company’s fully diluted shares then tendered and consummate the Offer, subject only to removal or waiver of any other outstanding conditions to the Offer. However, if at the expiration of the Offer, the number of shares of Company common stock tendered and not withdrawn is greater than 49.9% of the Company’s fully diluted shares but less than the percentage necessary to require the exercise of the Top-Up Option, then the Company has the right to require Merger Sub to waive the Minimum Condition and amend the Offer to reduce the minimum number of shares of

Company common stock which Merger Sub must purchase in the Offer to 49.9% of the Company’s fully diluted shares (the “Revised Minimum Condition”).
     In the event the Revised Minimum Condition becomes applicable to the Offer and more than 49.9% of the Company’s fully diluted shares have been tendered and not withdrawn at the expiration of the Offer, Merger Sub would be obligated to consummate the Offer, subject only to removal or waiver of any conditions to the Offer other than the Minimum Condition, and purchase an amount of tendered shares on a pro rata basis not to exceed 49.9% of the Company’s then outstanding shares.
     The Merger Agreement includes customary representations, warranties and covenants of the Company, Parent and Merger Sub. In addition to certain other covenants, the Company has agreed not to solicit, initiate or knowingly encourage any acquisition proposal from a third party, disclose non-public information to any third party in connection with any acquisition proposal, or engage in substantive discussions regarding any acquisition proposal, in each case subject to certain exceptions in the event the Company receives an unsolicited acquisition proposal that the Company’s Board of Directors determines, in good faith, constitutes, or is reasonably likely to constitute, a superior proposal.
     The Merger Agreement contains certain termination rights for both Parent and the Company, and further provides that, upon termination of the Merger Agreement under specified circumstances, including a termination by the Company to pursue an unsolicited superior proposal, the Company is required to pay Parent a termination fee of $25,000,000.
     The foregoing description of the Merger Agreement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The Merger Agreement contains representations and warranties that the parties made to, and are solely for the benefit of, each other. The assertions embodied in the representations and warranties made by the Company in the Merger Agreement are qualified in information contained in confidential disclosure schedules that the Company has delivered to Parent and Merger Sub in connection with the signing of the Merger Agreement. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were made only as of the date of the Merger Agreement and the representations and warranties of the Company are modified by the underlying disclosure schedules. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Shareholder Agreements
     In connection with the execution of the Merger Agreement, Parent entered into Shareholder Agreements dated as of June 3, 2006 (the “Shareholder Agreements”), with all of the Company’s directors and certain of its officers (the “Supporting Shareholders”). Pursuant to the Shareholder Agreements, which in the aggregate apply to approximately 3.6% of the outstanding shares of Company common stock and options held by the Supporting Shareholders as of June 1, 2006, the Supporting Shareholders have agreed, among other things, to tender in the Offer all shares of Company common stock which they own or control, to vote all such shares in favor of the approval of the Merger Agreement and the Merger to the extent required by applicable law, and to refrain from transferring any such shares prior to the consummation of the Merger except in limited circumstances. In furtherance of these agreements, the Supporting Shareholders have provided Parent with irrevocable proxies with respect to all of their shares of Company common stock. The Shareholder Agreements terminate upon the earlier of the consummation of the Merger or the termination of the Merger Agreement.
     The foregoing description of the Shareholder Agreements is qualified in its entirety by reference to the complete text of the Shareholder Agreements, the form of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
Amendments to Management Continuity Agreements
     On June 4, 2006, the Company’s board of directors approved amendments to the currently existing Management Continuity Agreements between the Company and each of its executive officers (the “MCA Amendments”) to address certain tax considerations pertaining to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and to clarify certain ambiguous provisions. The MCA Amendments do not increase any of the cash severance amounts under the currently existing Management Continuity Agreements. In addition, the MCA Amendment of one executive officer of the Company provides that if any payments or distributions such executive officer is entitled to receive in connection with a change of control of the Company become subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such executive officer will receive the greater of the full amount of such payments or distributions or such lesser amount thereof as would not result in any Excise Tax, in each case determined on an after-tax basis.

     The foregoing description of the MCA Amendments is qualified in its entirety by reference to the complete text of the MCA Amendments, the form of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Item 8.01. Other Events.
     On June 5, 2006, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.
IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
     The Offer contemplated by the Merger Agreement has not yet commenced. This announcement is not an offer, a solicitation or a recommendation with respect to such Offer. The Company intends to file a Schedule 14D-9 solicitation/recommendation statement with the Securities and Exchange Commission (“SEC”) relating to the Offer. The Company expects that Parent and Merger Sub will file a Schedule TO tender offer statement with the SEC relating to the Offer. The Company’s security holders and investors are urged to read Parent’s and Merger Sub’s tender offer statement and the Company’s solicitation/recommendation statement when they are available because they will contain important information about the Merger Agreement and the related Offer. The Company’s security holders and investors may obtain a free copy of the Company’s solicitation/recommendation statement when it becomes available, and other documents filed by the Company or Parent with the SEC, at the SEC’s web site at http://www.sec.gov. Free copies of the Company’s solicitation/recommendation statement, when it becomes available, and other filings with the SEC, may also be obtained by directing a request to Laserscope, 3730 Orchard Drive, San Jose, CA 95134-2011, Attention: Secretary.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of June 3, 2006, by and among Laserscope, American Medical Systems Holdings, Inc. and Kermit Merger Corp. (Exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K and copies thereof will be furnished to the Securities and Exchange Commission supplementally upon request).

10.1	Form of First Amendment to Management Continuity Agreements between the Company and each of its executive officers.

99.1	Form of Shareholder Agreements by and between American Medical Systems Holdings, Inc. and each of the directors and certain officers of the Company.

99.2	Joint Press Release issued by American Medical Systems Holdings, Inc. and Laserscope dated June 5, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LASERSCOPE
Date: June 5, 2006	By:	/s/ Eric M. Reuter
Eric M. Reuter
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of June 3, 2006, by and among Laserscope, American Medical Systems Holdings, Inc. and Kermit Merger Corp. (Exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K and copies thereof will be furnished to the Securities and Exchange Commission supplementally upon request).

10.1	Form of First Amendment to Management Continuity Agreements between the Company and each of its executive officers.

99.1	Form of Shareholder Agreement by and between American Medical Systems Holdings, Inc. and each of the directors and certain officers of the Company.

99.2	Joint Press Release issued by American Medical Systems Holdings, Inc. and Laserscope dated June 5, 2006.